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                                                               EXHIBIT NO. 10.63

                                     96
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                  FIRST AMENDMENT TO LOAN AGREEMENT (REVOLVER)

       THIS FIRST AMENDMENT TO LOAN AGREEMENT (REVOLVER) (herein called the "Amendment") made as of the 31st day of December 1993, by and among Western Gas Resources, Inc., a Delaware corporation ("Borrower"), NationsBank of Texas, N.A., a national banking association, as Agent ("Agent"), and NationsBank of Texas, N.A., Bank of America National Trust and Savings Association, Bank of Montreal, The First National Bank of Boston, Banque Paribas, CIBC Inc., Colorado National Bank and Credit Lyonnais Cayman Island Branch (herein, collectively referred to as "Lenders"),

                              W I T N E S S E T H:

       WHEREAS, Borrower, Agent and Lenders have entered into that certain Loan Agreement (Revolver) dated as of August 31, 1993 (as amended to the date hereof, the "Original Agreement") for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

       WHEREAS, Borrower, Agent and Lenders desire to amend the Original Agreement and provide for certain specific waivers and consents as expressly set forth herein;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I.

                           Definitions and References
                           --------------------------

       Section 1.1.  Terms Defined in the Original Agreement.  Unless the
                     ---------------------------------------
     context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

       Section 1.2.  Other Defined Terms.  Unless the context otherwise
                     -------------------
     requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

            "Loan Agreement" shall mean the Original Agreement as amended hereby.

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                                  ARTICLE II.

                        Amendments, Waiver and Consents
                        -------------------------------

       Section 2.1.  Amendment to Definitions.
                     ------------------------

       The definition of "Preferred Stock" set forth in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

       "`Preferred Stock' means, collectively, (i) the 7.25% Cumulative Senior
         ---------------
     Perpetual Convertible Preferred Stock of Borrower and (ii) up to 2,760,000 shares of Cumulative Convertible Preferred Stock of Borrower to be underwritten by Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation strictly in accordance with the terms of that certain prospectus of Borrower dated as of November 12, 1993 and that certain prospectus supplement of Borrower dated as of February 17, 1994."

       Section 2.2.  Amendment to Mandatory Prepayment Section.
                     -----------------------------------------

       The first paragraph of Section 2.7(b) of the Original Agreement is hereby amended in its entirety to read as follows:

            "(b)  Mandatory Prepayment Ratio.  Borrower shall calculate the
                  --------------------------
       Mandatory Prepayment Ratio in accordance with the terms of the definition of "Mandatory Prepayment Ratio" on each Prepayment Calculation Date and shall deliver notice of such recalculated Mandatory Prepayment Ratio (together with a certificate signed by the chief financial officer, treasurer or controller of Borrower certifying as to the accuracy of such calculation) to Agent and Lenders within 45 days after each Prepayment Calculation Date which falls on the last day of a Fiscal Quarter and on each other Prepayment Calculation Date. If on any Prepayment Calculation Date the Mandatory Prepayment Ratio exceeds the applicable Test Amount (as defined below), Borrower shall, within ten Business Days after Agent on behalf of Majority Lenders gives written notice of such fact to Borrower, either (A) make a prepayment of Indebtedness owing by it to Lenders or to other Senior Creditors of Borrower in an amount which will bring Borrower into compliance with the Test Amount then in effect (the "Prepayment Amount") and provide Agent written evidence of such prepayment to other Senior Creditors or (B) give written notice to Lenders or certain of Borrower's other Senior Creditors (and a copy of any such notice to Agent) electing to prepay the Prepayment Amount in no more than six (6) equal monthly installments beginning no later than ninety (90) days from the date Borrower was sent such deficiency notice by Agent, and Borrower shall thereafter make such prepayment in equal consecutive monthly installment on the first day of each calendar month within such period until and including the first date of such sixth calendar month (if applicable) and shall provide Agent with written evidence of each such prepayment; provided that if the Mandatory Prepayment Ratio exceeds the applicable Test Amount more than once during any two consecutive Fiscal Quarters (as used in this section, each an "Additional Deficiency"), Borrower must pay the Prepayment Amount of each Additional Deficiency in full or begin making monthly installments with respect to the Prepayment Amount of each Additional Deficiency no later than thirty (30) days from the date Borrower was sent a deficiency notice with respect to

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       such Additional Deficiency by Agent.  If, on any Prepayment Calculation
       Date, Borrower does not recalculate the Mandatory Prepayment Ratio in accordance with the terms hereof, Agent may recalculate the Mandatory Prepayment Ratio at such time, and from time to time thereafter until Borrower does recalculate the Mandatory Prepayment Ratio in accordance with the terms hereof and deliver the same to Agent, based upon information available to it at that time, which calculation shall be binding upon Borrower. As used in this section, the term "Test Amount" means (i) 4.0 to 1.0 at any time after the date hereof until and including December 31, 1994, (ii) 3.75 to 1.0 at any time from and including January 1, 1995 until and including December 31, 1995, and
       (iii) 3.5 to 1.0 at any time from and including January 1,1996 and thereafter, and the term "Senior Creditors" means all creditors of Borrower other than Lenders which have obligations owing from Borrower which are not subordinated to the Obligations."

       Section 2.3.  Amendment to Covenant Regarding Limitation on Mergers,
                     ------------------------------------------------------
     Issuances of Securities.
     -----------------------

       The covenant set forth in Section 6.2(d) of the Original Agreement is hereby amended in its entirety to read as follows:

            "(d)  Limitation on Mergers, Issuances of Securities.  No Related
                  ----------------------------------------------
       Person will merge or consolidate with or into any other business entity except that (i) Borrower may merge or consolidate with or into any other business entity if such Borrower is the surviving business entity, (ii) any Subsidiary of Borrower which is a Guarantor may merge or consolidate with another Subsidiary of Borrower so long as a Guarantor is the surviving business entity, and (iii) any Subsidiary of Borrower which is not a Guarantor may merge or consolidate with another Subsidiary of Borrower which is not a Guarantor; provided that the surviving entity immediately becomes a Guarantor if required to do so pursuant to the terms of Section 7.3 hereof. Except as expressly provided below in this subsection, no Related Person will, after the Closing Date, issue partnership interests, stock, or other securities other than shares of common or preferred stock issued to Borrower nor will any Subsidiary of Borrower allow any diminution of Borrower's interest (direct or indirect) therein. Notwithstanding anything to the contrary herein, Borrower may not issue any shares of its preferred stock without the express written consent of Lenders (including without limitation any Preferred Stock or Additional Preferred Stock) after the Closing Date but may issue shares of (A) up to 2,760,000 of the Cumulative Convertible Preferred Stock of Borrower to be underwritten by Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation strictly in accordance with the terms of that certain prospectus of Borrower dated as of November 12, 1993 and that certain prospectus supplement of Borrower dated as of February 17, 1994 and (B) its common stock if (I) such issue is pursuant to the conversion or exchange of previously issued Preferred Stock or the conversion of the 7.25% Convertible Subordinated Notes into which the Preferred Stock is exchangeable by Borrower or (II) immediately after the issuance thereof no Change in Control has occurred and no event has occurred nor will any event occur as a result of such issuance of Borrower's common stock which would require Borrower to redeem for cash the Preferred Stock or any subordinated notes which may have been issued in exchange for

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       the Preferred Stock or which gives the holders of the Preferred Stock or any subordinated notes which may have been issued in exchange for the Preferred Stock the right to demand such redemption."

       Section 2.4.  Amendment to Current Ratio Covenant.
                     -----------------------------------

       The Current Ratio Covenant set forth in Section 6.2(o) of the Original Agreement is hereby amended in its entirety to read as follows:

            "(o)  Current Ratio.  Beginning September 30, 1993, the ratio of
                  -------------
       Borrower's Consolidated current assets to Borrower's Consolidated current liabilities shall never be less than 1.0 to 1.0. For purposes of this subsection, Borrower's Consolidated current liabilities will be calculated without including any payments of principal of any Indebtedness of Borrower which are required to be repaid within one year from the time of calculation and Borrower's Consolidated current assets will be calculated including the unused portion of the Commitment which is then available for borrowing but in no event to exceed Ten Million Dollars ($10,000,000)."

       Section 2.5.  Waivers by Lenders.
                     ------------------

       Subject to the terms and conditions hereof, each Lender hereby waives any and all violations of Section 6.2(o) of the Original Agreement which have occurred with respect to the Fiscal Quarter ending December 31, 1993.

       Section 2.6.  Consents of Lenders.
                     -------------------

       (a) In accordance with the provisions of the definition of "Mandatory Prepayment Ratio" found in Section 1.1 of the Original Agreement, each Lender hereby agrees that (i) the Katy Hub and Gas Storage Facility constitutes a Grass Roots Project and (ii) Borrower may include in Borrower's calculations of the Mandatory Prepayment Ratio for the Fiscal Quarter ending December 31, 1993 estimates of cash earnings from the Katy Hub and Gas Storage Facility, during such facility's first year of operations, up to a maximum aggregate amount of Fifteen Million Dollars ($15,000,000).

       (b) Notwithstanding the provisions and limitations contained in Section 6.2(d) of the Original Agreement, Lenders hereby consent to Borrower's issuance of up to 2,760,000 shares of Cumulative Convertible Preferred Stock of Borrower (the "Preferred Shares") to be underwritten by Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation strictly in accordance with the terms of that certain prospectus of Borrower dated as of November 12, 1993 and that certain prospectus supplement of Borrower dated as of February 17, 1994.


                                  ARTICLE III.

                          Conditions of Effectiveness
                          ---------------------------

       Section 3.1.  Effective Date.  This Amendment shall become effective as
                     --------------
     of the date first above written when, and only when, (i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower

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     and Majority Lenders and (ii) Agent shall have additionally received each of the following, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

            (a)  Supporting Documents.  Agent shall have received (i) a
                 --------------------
       certificate of the Secretary of Borrower dated the date of this Amendment certifying that the resolutions adopted by the Board of Directors of Borrower and attached as Exhibit A to that certain Omnibus Certificate dated as of August 31, 1993 (the "Original Certificate"), continue in full force and effect, the officers of Borrower authorized to sign Loan Documents as set forth in the Original Certificate continue to be so authorized, no Default that has not been expressly waived by Lenders exists on and as of the date hereof and all of the representations and warranties set forth in Article IV hereof and Article V of the Original Agreement are true and correct at and as of their respective times of effectiveness and (ii) such supporting documents as Agent may reasonably request.

            (b)  Amendment Fee.  Agent shall have received payment, for
                 -------------
       distribution to Lenders, of all amendment fees owed by Borrower pursuant to that certain letter agreement dated as of February 12, 1994, between Borrower and Agent.


                                  ARTICLE IV.

                         Representations and Warranties
                         ------------------------------

       Section 4.1.  Representations and Warranties of Borrower.  In order to
                     ------------------------------------------
     induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

            (a) The representations and warranties contained in each subsection of Section 5.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

            (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Loan Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder and thereunder.

            (c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

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            (d)  When duly executed and delivered, this Amendment and the Loan
       Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

            (e) The audited annual Consolidated financial statements of Borrower dated as of December 31, 1992 and the unaudited quarterly Consolidated financial statements of Borrower dated as of December 31, 1993 fairly present Borrower's Consolidated financial position at such dates and the Consolidated results of Borrower's operations and changes in Borrower's Consolidated cash flow for the respective periods thereof. Copies of such financial statements have heretofore been delivered to each Lender. Since December 31, 1993, no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.


                                   ARTICLE V.

                                 Miscellaneous
                                 -------------

       Section 5.1.  Ratification of Agreements.  The Original Agreement as
                     --------------------------
     hereby amended and each other Loan Document affected hereby are ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or Lenders under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document, including but not limited to violations of Section 6.2(o) which occur after December 31, 1993. The consent by Lenders to Borrower's issuance of the Preferred Shares shall not operate as a consent by Lenders to the issuance of any other security or instrument, it being expressly agreed by all parties hereto that any subsequent issuance of securities or instruments by Borrower must be approved by Lenders or be expressly permitted under the terms of the Original Agreement.

       Section 5.2.  Survival of Agreements.  All representations, warranties,
                     ----------------------
     covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower or any Related Person hereunder or under the Loan Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.

       Section 5.3.  Loan Documents.  This Amendment is a Loan Document, and all
                     --------------
     provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

       Section 5.4.  Governing Law.  This Amendment shall be governed by and
                     -------------
     construed in accordance the laws of the State of Texas

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     and any applicable laws of the United States of America in all respects, including construction, validity and performance.

       Section 5.5.  Counterparts.  This Amendment may be separately executed in
                     ------------
     counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

       Section 5.6.    Reservation of Rights.  Borrower acknowledges and agrees
                       ---------------------
     that neither Agent's or Lenders' forbearance in exercising their rights and remedies in connection with the violations of Section 6.2 (o) of the Original Agreement nor the execution and delivery by Agent and Lenders of this Amendment, shall be deemed to (i) create a course of dealing or otherwise obligate Agent or Lenders to forbear or execute similar waivers in the future, or (ii) waive, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person as a result of any indemnity or similar payment from any person or entity as a result of any matter arising from or relating to such violations.

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       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their duly authorized officers.

                                     WESTERN GAS RESOURCES, INC.

                                     By:
                                        ---------------------------
                                        Name:
                                        Title:

                                     NATIONSBANK OF TEXAS, N.A.


                                     By:
                                        ---------------------------
                                        Malcolm C. Turner
                                        Senior Vice President

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION


                                     By:
                                        ---------------------------
                                        Name:
                                        Title:


                                        BANK OF MONTREAL


                                     By:
                                        ---------------------------
                                        Name:
                                        Title:

                                        THE FIRST NATIONAL BANK OF BOSTON


                                     By:
                                        ---------------------------
                                        Name:
                                        Title:


                                        BANQUE PARIBAS


                                     By:
                                        ---------------------------
                                        Name:
                                        Title:


                                     By:
                                        ---------------------------
                                        Name:
                                        Title:

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                                     CIBC INC.


                                     By:
                                        ---------------------------

                                        Name:
                                        Title:


                                        COLORADO NATIONAL BANK


                                     By:
                                        ---------------------------
                                        Name:
                                        Title:


                                        CREDIT LYONNAIS CAYMAN ISLAND
                                        BRANCH


                                     By:
                                        ---------------------------
                                        Name:
                                        Title:

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                   ACKNOWLEDGEMENT AND CONSENT OF GUARANTORS


       Each of the undersigned hereby acknowledge and consent to the foregoing Amendment, respectively confirm each Guaranty dated as of August 31, 1993 executed by each of the undersigned in favor of Agent and the Lenders pursuant to the Original Agreement and agree that each of the undersigned's obligations and covenants with respect to each such Guaranty shall remain in full force and effect after the execution of the foregoing Amendment.

       John C. Walter, Vice President-General Counsel and Secretary of Western Gas Resources Oklahoma, Inc., Western Gas Resources Texas, Inc., Western Gas Resources Storage, Inc., Mountain Gas Resources, Inc., MGTC, Inc. and MIGC, Inc., is executing this Acknowledgment and Consent of Guarantors in his capacity of officer of each such corporation.

       Dated as of the 31st day of December, 1993.

                                 WESTERN GAS RESOURCES OKLAHOMA, INC.
                                 WESTERN GAS RESOURCES TEXAS, INC.
                                 WESTERN GAS RESOURCES STORAGE, INC.
                                 MOUNTAIN GAS RESOURCES, INC.
                                 MGTC, INC.
                                 MIGC, INC.


                                     By:
                                        -------------------------------
                                        John C. Walter
                                        Vice-President, General Counsel
                                        and Secretary

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